Exhibit 99.1

Silverleaf Resorts Shareholders Approve Merger Agreement

DALLAS—(BUSINESS WIRE)— Silverleaf Resorts, Inc. (NASDAQ:SVLF - News) a leader in the development, marketing and operation of timeshare resorts, announced today that its shareholders have approved Silverleaf’s merger with Resort Merger Sub Inc., an affiliate of Cerberus Capital Management, L.P.

The merger was approved by holders of 28,946,503 shares of Silverleaf’s outstanding common stock, representing approximately 75.9% of all votes entitled to be cast by holders of common stock.

Subject to the satisfaction or waiver of certain conditions set forth in the merger agreement and discussed in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by Silverleaf on April 18, 2011, and as supplemented on May 9, 2011, Silverleaf expects to close the merger on or about May 16, 2011.

Following the effective time of the merger, Silverleaf’s shareholders will receive $2.50 in cash for each share of Silverleaf common stock they own, representing a premium of approximately 75% based on the closing trading price of $1.43 of Silverleaf common stock on February 3, 2011, the date on which the merger agreement was executed. Upon completion of the merger, Silverleaf will become a private company, wholly-owned by SL Resort Holdings Inc., an affiliate of Cerberus, and its common stock will no longer be traded on NASDAQ.

About Silverleaf Resorts

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, an indoor water park, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.

About Cerberus Capital Management, L.P.

Established in 1992, Cerberus Capital Management, L.P., together with its affiliates, is one of the world’s leading private investment firms with approximately $23 billion under management. Through its team of investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus holds controlling or significant minority interests in companies around the world. Cerberus is headquartered in New York City with affiliate and/or advisory offices in the United States, Europe and Asia. For more information, visit www.cerberuscapital.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the Company and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Contact:

For Silverleaf:

Thomas J. Morris, +1-214-631-1166 x2218

or

For Cerberus:

Peter Duda, +1-212-445-8213

or

John Dillard, +1-212-445-8052

or

Cerberus Media Line, +1-212-891-1558